UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 9, 2013

Date of Report (Date of earliest event reported)

Apollo Global Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2013, Apollo Global Management, LLC (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, AGM Management, LLC (the “Manager”), the selling shareholders signatory thereto (the “Selling Shareholders”) and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Selling Shareholders agreed to sell, and the Underwriters agreed to purchase for resale to the public, an aggregate of 21,111,273 Class A shares of the Company at a price to the public of $25.00 per Class A share (the “Offering”). In addition, the Selling Shareholders granted the Underwriters an option to purchase up to an additional 3,166,690 Class A shares from the Selling Shareholders on the same terms for 30 calendar days after the date of the Underwriting Agreement. The Class A Shares are being offered and sold pursuant to an effective shelf registration statement on Form S-3 (File No. 333-188415) (the “Registration Statement”). A prospectus supplement relating to the Offering has been filed with the Securities and Exchange Commission.

The Underwriting Agreement was amended on May 10, 2013 (the “Amendment”) to revise the anticipated closing date of the Offering. Offering is expected to close on or about May 15, 2013, subject to customary closing conditions. Pursuant to the terms of the Underwriting Agreement, the Company, the Manager and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Company is not selling any shares in the Offering and will not receive any proceeds from the sale of the Class A shares by the Selling Shareholders in the Offering.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory and investment banking services for the Company and its affiliates, including the Company’s investment funds and its funds’ portfolio companies, for which they received, or will receive, customary fees and expenses. Certain of the Underwriters or their affiliates are lenders or agents under the Company’s credit facility. Certain of the Underwriters or their affiliates own interests in the Company and in Apollo Investment Corporation (NASDAQ: AINV), an affiliate of the Company. Certain employees of the Underwriters or their affiliates invest in investment funds managed by the Company or its affiliates.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and Amendment attached hereto as Exhibits 1.1 and 1.2, respectively, which are incorporated herein by reference.

Item 8.01	Other Events.

On May 9, 2013, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 9, 2013, by and among Apollo Global Management, LLC, AGM Management, LLC, the selling shareholders signatory thereto and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule I thereto.

1.2	Amendment to the Underwriting Agreement, dated as of May 10, 2013, by and among Apollo Global Management, LLC, AGM Management, LLC, the selling shareholders signatory thereto and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule I to the Underwriting Agreement.

99.1	Press release of Apollo Global Management, LLC dated May 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: May 14, 2013	By:	/s/ John J. Suydam
John J. Suydam
Chief Legal Officer and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 9, 2013, by and among Apollo Global Management, LLC, AGM Management, LLC, the selling shareholders signatory thereto and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule I thereto.

1.2	Amendment to the Underwriting Agreement, dated as of May 10, 2013, by and among Apollo Global Management, LLC, AGM Management, LLC, the selling shareholders signatory thereto and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule I to the Underwriting Agreement.

99.1	Press release of Apollo Global Management, LLC dated May 9, 2013.